Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm


Glimcher Realty Trust
Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-69740, 333-87538, 333-113910, 33-90730, 33-91084,
333-43317, 333-43319 and 333-61339) and Form S-8 (No. 33-94542, 333-10221 and
333-84537) of Glimcher Realty Trust of our reports dated February 21, 2005 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Glimcher Realty Trust's internal control over financial reporting, which appears in this Form 10-K.



BDO Seidman, LLP
Chicago, Illinois


March 10, 2005